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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Prospectus constituing part of this Registration Statement on Form S-3 of our report dated February 1, 1996 appearing on page 30 of The Goodyear Tire & Rubber Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Price Waterhouse LLP

Price Waterhouse LLP

Cleveland, Ohio
March 25, 1996